PRELIMINARY PROXY STATEMENT,
SUBJECT TO COMPLETION DATED JULY 27, 2016

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Professional Diversity Network, Inc.

(Name of Registrant as Specified In Its Charter)
________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY PROXY STATEMENT,
SUBJECT TO COMPLETION DATED JULY 27, 2016

August 16, 2016

Dear Stockholder:

On behalf of the Board of Directors, I am pleased to invite you to attend the 2016 annual meeting of stockholders of Professional Diversity Network, Inc. (the “Company”). The meeting will be held at the offices of the Company located at 801 W. Adams Street, Suite 600, Chicago, Illinois 60607, on September 26, 2016, at 11:00 a.m., Central Time.

Annual Meeting Proposals

At the meeting, you and the other stockholders will be asked to vote on the proposals described in detail in the notice of meeting on the following page and the accompanying proxy statement, including the following matters: (i) the election of eight directors to hold office until the next annual meeting and until their successors are duly elected and qualified; (ii) the ratification of the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016; (iii) the approval of a series of alternate amendments to our certificate of incorporation, to effect, at the discretion of our Board of Directors, a reverse stock split of our common stock, whereby each outstanding 2 through 15 shares would be combined, converted and changed into one share of our common stock (the “Reverse Stock Split Proposal”); and (v) such other business as may properly be brought before the meeting or any adjournment or postponement thereof.

Reverse Stock Split Proposal

We direct your attention to the discussion of our Reverse Stock Split Proposal in our proxy statement.  Our common shares are currently listed on the Nasdaq Capital Market. However, as we have previously announced, we have received a delisting notice from the Nasdaq Stock Market for failing to comply with the continued listing requirement of maintaining a minimum bid price of at least $1.00 per share.  In order to regain compliance, the closing bid price of our common stock must be at least $1.00 per share for a minimum of 10 consecutive business days prior to October 10, 2016.  If we fail to satisfy this minimum bid price requirement before the October 10, 2016 deadline, our common stock will be delisted from the Nasdaq Capital Market.  We believe it is in our stockholders’ best interests to maintain the listing of our common stock on the Nasdaq Capital Market.

As of August [  ], 2016, the closing bid price of our common stock on the Nasdaq Capital Market was $[  ].  Because we cannot be assured that the bid price of our common stock will increase enough to meet the $1.00 minimum bid price requirement prior to October 10, 2016, we are asking our stockholders to approve the Reverse Stock Split Proposal.  This Proposal authorizes our Board of Directors to file an amendment to our Certificate of Incorporation to effect a reverse stock split in a ratio ranging from 1-for-2 to 1-for-15, which means that each outstanding 2 through 15 shares would be combined, converted and changed into one share of our common stock.  For complete information regarding the Reverse Stock Split Proposal, please review the proxy statement.

Your Vote is Important

Please note that the Reverse Stock Split Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock.  As a result, your participation and vote at the annual meeting are important.

Whether or not you plan to attend the meeting, please vote electronically via the Internet, by telephone or by completing, signing, dating and returning the proxy card included with a paper copy of the proxy statement as promptly as possible. See the proxy statement for more details. Voting electronically or returning your proxy does NOT deprive you of your right to attend the meeting and to vote your shares in person for the matters acted upon at the meeting.

Thank you for your continued interest in the Company. We look forward to seeing you at the meeting.

Sincerely,

James Kirsch Executive Chairman of the Board of Directors

PRELIMINARY PROXY STATEMENT,
SUBJECT TO COMPLETION DATED JULY 27, 2016

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

On behalf of the Board of Directors, I am pleased to invite you to attend the 2016 annual meeting of stockholders of Professional Diversity Network, Inc. (the “Company”).  The meeting will be held at the offices of the Company, 801 W. Adams Street, Suite 600, Chicago, Illinois 60607, on September 26, 2016, at 11:00 a.m., Central Time.  At the meeting you will be asked to:

1.	Elect eight directors to serve until the next annual meeting of stockholders (and until their successors are duly elected and qualified);

2.	Ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016;

3.
Authorize the Board of Directors to effect, in its discretion, a reverse stock split of the outstanding and treasury shares of the Company’s common stock in a ratio of [1-for-2] [1-for-3] [1-for-4] [1-for-5] [1-for-6] [1-for-7] [1-for-8] [1-for-9] [1-for-10] [1-for-11] [1-for-12] [1-for-13] [1-for-14] [1-for-15], to be determined by the Board of Directors, and to approve a corresponding amendment to the Company’s Certificate of Incorporation to effect the reverse stock split; and

4.	Transact such other business as may properly come before the 2016 annual meeting of stockholders and any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on August 4, 2016 as the record date for the determination of the holders of our common stock entitled to notice of and to vote on all matters presented at the 2016 annual meeting of stockholders and at any adjournments or postponements.

It is important that your shares be represented and voted at the 2016 annual meeting of stockholders regardless of the size of your holdings.  Whether or not you plan to attend the meeting, please vote electronically via the Internet, by telephone or by completing, signing, dating and returning the proxy card included with a paper copy of the proxy statement as promptly as possible.  Voting electronically or returning your proxy does NOT deprive you of your right to attend the meeting and to vote your shares in person for the matters acted upon at the meeting.

Thank you for your continued interest in the Company.  We look forward to seeing you at the meeting.

By Order of the Board of Directors

James Kirsch
Executive Chairman of the Board of Directors
Chicago, Illinois
August 16, 2016

We mailed a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement and our 2015 Annual Report on Form 10-K on or about August 16, 2016.

Our proxy statement and our 2015 Annual Report on Form 10-K are available online at www.proxyvote.com free of charge.

Except as stated otherwise, information on our website is not part of this proxy statement.

PRELIMINARY PROXY STATEMENT,
SUBJECT TO COMPLETION DATED JULY 27, 2016

PROFESSIONAL DIVERSITY NETWORK, INC.

PROXY STATEMENT

TABLE OF CONTENTS

Questions and Answers about Voting at the 2016 Annual Meeting of Stockholders and Related Matters	1

PROPOSAL 1 ELECTION OF DIRECTORS	6

Nominees for Director	6

CORPORATE GOVERNANCE	9

Director Independence	9
Board Leadership Structure	9
Board and Committee Meetings	9
Audit Committee	9
Compensation Committee	10
Compensation Consultants	11
Nominating and Corporate Governance Committee	11
Consideration of Director Nominees	11
Board’s Role in Management of Risk	12
Code of Conduct and Ethics	12
Certain Relationships and Related Party Transactions	12

EXECUTIVE COMPENSATION	15

Summary Compensation Table	15
Employment Agreements with Named Executive Officers	16
Separation Agreement with Matthew B. Proman	16
Outstanding Equity Awards at December 31, 2015	18
Director Compensation	19

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	20

Security Ownership of Management and Certain Beneficial Owners	20

PROPOSAL 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	23

Principal Accountant Fees and Services	23
Pre-Approval Policy and Independence	23

AUDIT COMMITTEE REPORT	24

PROPOSAL 3 AMENDMENT OF OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK	25

Introduction	25

i

PRELIMINARY PROXY STATEMENT,
SUBJECT TO COMPLETION DATED JULY 27, 2016

Reasons for the Reverse Stock Split	26
Certain Risks Associated with the Reverse Stock Split	27
Principal Effects of the Reverse Split	27
No Change in Authorized Shares	29
Fractional Shares	29
No Going Private Transaction	29
Procedure for Implementing the Reverse Stock Split	30
Effect on Beneficial Owners of Common Stock	30
Effect on Registered “Book-Entry” Holders of Common Stock	30
Exchange of Stock Certificates and Elimination of Fractional Share Interests	30
Accounting Matters	31
Material U.S. Tax Consequences	31
No Appraisal Rights	31
Reservation of Right to Abandon Reverse Stock Split	32

OTHER MATTERS	33

Section 16(a) Beneficial Ownership Compliance	33
Proxy Solicitation Costs	33
Stockholder Nominations and Proposals for 2017 Annual Meeting of Stockholders	33
List of Stockholders Entitled to Vote at the 2016 Annual Meeting of Stockholders	34
Stockholder Communications	34
Electronic Delivery	34
Householding	34
Available Information	34

APPENDIX A	A-1

ii

PRELIMINARY PROXY STATEMENT,
SUBJECT TO COMPLETION DATED JULY 27, 2016

801 W. Adams Street, Suite 600
Chicago, IL  60607

PROXY STATEMENT

Proxy Statement for Annual Meeting of Stockholders to be held on September 26, 2016

You are receiving this proxy statement because you own shares of our common stock that entitle you to vote at the 2016 annual meeting of stockholders. Our Board of Directors is soliciting proxies from stockholders who wish to vote at the meeting. By use of a proxy, you can vote even if you do not attend the meeting. This proxy statement describes the matters on which you are being asked to vote and provides information on those matters so that you can make an informed decision.

Date, Time and Place of the 2016 Annual Meeting of Stockholders

We will hold the 2016 annual meeting of stockholders on September 26, 2016 at 11:00 a.m., Central Time, at our corporate offices located at 801 W. Adams Street, Suite 600, Chicago, Illinois 60607.

Questions and Answers about Voting at the 2016 Annual Meeting of Stockholders and Related Matters

Q:	Who can vote at the 2016 Annual Meeting of Stockholders?

A:
Holders of our common stock at the close of business on August 4, 2016, are entitled to vote their shares at the 2016 annual meeting of stockholders. As of August 4, 2016, there were [  ] shares of common stock issued, outstanding and entitled to vote. Each share of common stock issued and outstanding is entitled to one vote.

Q:	What constitutes a quorum, and why is a quorum required?

A:
We are required to have a quorum of stockholders present to conduct business at the meeting. The holders of record of a majority of the aggregate voting power of our common stock issued and outstanding and entitled to be voted, present in person or by proxy, will constitute a quorum for the transaction of business at the 2016 annual meeting of stockholders or any adjournment or postponement thereof.  Proxies received but marked as abstentions, if any, and broker non-votes will be counted as present at the meeting for quorum purposes. If we do not have a quorum, we will be forced to reconvene the 2016 annual meeting of stockholders at a later date.

Q:	What is the difference between a stockholder of record and a beneficial owner?

A:
If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, Inc., you are considered the “stockholder of record” with respect to those shares.

If your shares are held by a brokerage firm, bank, trustee or other agent (“nominee”), you are considered the “beneficial owner” of shares held in street name. The Notice of Internet Availability of Proxy Materials (“Notice”) has been forwarded to you by your nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your nominee on how to vote your shares by following their instructions for voting by telephone or on the Internet or, if you specifically request a copy of the printed materials, you may use the voting instruction card provided by your nominee.

Q:	How do I vote?

A:	If you are a stockholder of record, you may vote:

•	via Internet;

•	by telephone;

•	by mail, if you have received a paper copy of the proxy materials; or

•	in person at the meeting.

Detailed instructions for Internet and telephone voting are set forth on the Notice, which contains instructions on how to access our proxy statement and annual report online. You may also vote in person at the 2016 annual meeting of stockholders.

If you are a beneficial stockholder, you must follow the voting procedures of your nominee included with your proxy materials. If your shares are held by a nominee and you intend to vote at the meeting, please bring with you evidence of your ownership as of the record date (such as a letter from your nominee confirming your ownership or a bank or brokerage firm account statement) and a legal proxy from your nominee authorizing you to vote your shares.

Q:	What am I voting on?

A:	At the 2016 annual meeting of stockholders you will be asked to vote on the following proposals. Our Board recommendation for each of these proposals is set forth below.

Proposal	Board Recommendation

1. To elect eight directors to serve until the next annual meeting of stockholders (and until their successors are duly elected and qualified).	FOR each director nominee

2. To ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.	FOR

3.    Authorize the Board of Directors to effect, in its discretion, a reverse stock split of the outstanding and treasury shares of the Company’s common stock in a ratio of [1-for-2] [1-for-3] [1-for-4] [1-for-5] [1-for-6] [1-for-7] [1-for-8] [1-for-9] [1-for-10] [1-for-11] [1-for-12] [1-for-13] [1-for-14] [1-for-15], to be determined by the Board of Directors, and to approve a corresponding amendment to the Company’s Certificate of Incorporation to effect the reverse stock split.
FOR

We will also consider other business that properly comes before the meeting in accordance with Delaware law and our bylaws.

Q:	What happens if additional matters are presented at the 2016 Annual Meeting of Stockholders?

A:
Other than the items of business described in this proxy statement, we are not aware of any other business to be acted upon at the 2016 annual meeting of stockholders. If you grant a proxy, the persons named as proxy holders, James Kirsch and Katherine Butkevich, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting in accordance with Delaware law and our bylaws.

Q:	What if I abstain on a proposal?

A:
If you sign and return your proxy marked “abstain” on any proposal, your shares will not be voted on that proposal. However, your shares will be counted for purposes of determining whether a quorum is present.

Q:	What is the required vote for approval of each of the proposals in this proxy statement?

A:	Proposal	Vote Required for Approval

	1. Election of Directors	Plurality of shares present and entitled to vote

	2. Ratification of Auditor	Majority of shares present and entitled to vote

	3. Authorization of the Reverse Stock Split and Approval of a Corresponding Amendment to the Certificate of Incorporation to Effect the Reverse Split	Majority of outstanding shares

Election of Directors.  In order to be elected to the Board, each nominee must receive a plurality of the voting power of the Company’s common stock present in person or represented by proxy at the 2016 annual meeting of stockholders and entitled to vote on the election of directors. This means that the director nominees who receive the highest number of votes “FOR” their election are elected. Stockholders may only vote “FOR” or withhold their votes with respect to the election of the nominees to the Board.  Votes that are withheld and broker non-votes will have no effect on the election of directors.

Ratification of Auditor.  The affirmative vote of a majority of the shares represented at the 2016 annual meeting of stockholders and entitled to vote is required for the ratification of the selection of Marcum LLP as the Company’s independent registered public accounting firm for the 2016 fiscal year.  Abstentions will have the same effect as a vote “AGAINST” this proposal, and broker non-votes will have no effect on the approval of this proposal.

Reverse Stock Split.  The affirmative vote of a majority of our outstanding shares of common stock is required to approve the Reverse Stock Split Proposal.   Abstentions and broker non-votes will have the same effect as a vote “AGAINST” this proposal.

Q:	What if I sign and return my proxy without making any selections?

A:
If you sign and return your proxy without making any selections, your shares will be voted “FOR” Proposals 1, 2 and 3. If other matters properly come before the meeting, Katherine Butkevich and James Kirsch will have the authority to vote on those matters for you at their discretion. As of the date of this proxy, we are not aware of any matters that will come before the meeting other than those disclosed in this proxy statement.

Q:	What if I am a beneficial owner and I do not give the nominee voting instructions?

A:
If you are a beneficial owner and your shares are held in the name of a broker, the broker is bound by the rules of the Nasdaq Stock Market regarding whether or not it can exercise discretionary voting power for any particular proposal if the broker has not received voting instructions from you. Brokers have the authority to vote shares for which their customers do not provide voting instructions on certain “routine” matters. A broker non-vote occurs when a nominee who holds shares for another does not vote on a particular item because the nominee does not have discretionary voting authority for that item and has not received instructions from the owner of the shares. Broker non-votes are included in the calculation of the number of votes considered to be present at the meeting for purposes of determining the presence of a quorum.

The table below sets forth, for each proposal on the ballot, whether a broker can exercise discretion and vote your shares absent your instructions and if not, the impact of such broker non-vote on the approval of the proposal.

Proposal	Can Brokers Vote Absent Instructions?	Impact of Broker Non-Vote

1. Election of Directors	No	None

2. Ratification of Auditor	Yes	N/A

3. Authorization of the Reverse Stock Split and Approval of a Corresponding Amendment to the Certificate of Incorporation to Effect the Reverse Split	No	Against

As a result, if you do not provide your nominee with voting instructions on Proposals 1 and 3, your shares will not be voted on those proposals.

Q:	Can I change my vote after I have delivered my proxy?

A:	Yes. You may revoke your proxy at any time before its exercise by:

•	delivering to the Secretary, prior to the vote at the 2016 annual meeting of stockholders, a notice of revocation of the proxy bearing a later date than your proxy;

•	executing and delivering to the Secretary a proxy dated as of a later date than a previously executed and delivered proxy;

•	by voting again by Internet or telephone as more fully detailed in your proxy card; or

•	attending the 2016 annual meeting of stockholders and voting in person.

If you are mailing a written notice of revocation or a later proxy, send it to: Professional Diversity Network, Inc., Attention: Secretary, 801 W. Adams Street, Suite 600, Chicago, Illinois 60607.

If you are a beneficial owner, you must contact your nominee to change your vote or obtain a legal proxy to vote your shares if you wish to cast your vote in person at the meeting.

Q:	Who can attend the 2016 Annual Meeting of Stockholders?

A:
Only stockholders and our invited guests may attend the 2016 annual meeting of stockholders. To gain admittance, you must bring a form of personal identification to the meeting, where your name will be verified against our stockholder list. If a broker or other nominee holds your shares and you plan to attend the meeting, you should bring a recent brokerage statement showing your ownership of the shares as of the record date, a letter from the broker confirming such ownership, and a form of personal identification.  Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Q:	If I plan to attend the 2016 Annual Meeting of Stockholders, should I still vote by proxy?

A:	Yes. Casting your vote in advance does not affect your right to attend the 2016 annual meeting of stockholders.

If you vote in advance and also attend the meeting, you do not need to vote again at the meeting unless you want to change your vote. Written ballots will be available at the meeting for stockholders of record.

Beneficial owners who wish to vote in person must request a legal proxy from the broker or other nominee and bring that legal proxy to the 2016 annual meeting of stockholders.

Q:	Where can I find voting results of the 2016 Annual Meeting of Stockholders?

A:
We will announce the results for the proposals voted upon at the 2016 annual meeting of stockholders and publish voting results in a Form 8-K filed within four business days after the 2016 annual meeting of stockholders.

Q:	Who should I call with other questions?

A:
If you have additional questions about this proxy statement or the meeting or would like additional copies of this proxy statement or our annual report, please contact: Professional Diversity Network, Inc., Attention: Secretary, 801 W. Adams Street, Chicago, Illinois 60607, Telephone: (312) 614-0950.

PROPOSAL 1

ELECTION OF DIRECTORS

Our bylaws permit the Board to set the size of the Board, provided that the number of directors does not exceed nine. The size of our Board is currently set at nine, and the Board currently consists of eight directors with one vacancy. If the director nominees named in this proxy statement are elected, the Board will continue to consist of eight directors with one vacancy.

Upon the recommendation of the Nominating and Corporate Governance Committee of the Board, our Board has nominated the following seven current directors: (i) Donna Brazile, (ii) Lee Hillman, (iii) Star Jones, (iv) James Kirsch, (v) Stephen Pemberton, (vi) Andrea Sáenz and (vii) David Schramm, and one director nominee, Katherine Butkevich, to be elected as directors at the 2016 annual meeting of stockholders.  Directors are to be elected by a plurality vote of the voting power of our common stock present in person or by proxy at the 2016 annual meeting of stockholders to serve until the next annual meeting of stockholders and until their successors have been duly elected and qualified. Proxies cannot be voted for a greater number of persons than the number of the director nominees named in this proxy statement.

We believe that each of our directors possesses the experience, skills and qualities to fully perform his or her duties as a director and contribute to our success. Our directors were nominated because each is of high ethical character, highly accomplished in his or her field with superior credentials and recognition, has the ability to exercise sound business judgment, and is able to dedicate sufficient time to fulfilling his or her obligations as a director. We believe that our nominees as a group complement each other and each of their respective experiences, skills and qualities. Each director’s principal occupation and other pertinent information about particular experience, qualifications, attributes and skills that led the Board to conclude that such person should serve as a director, appears below.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES.

Nominees for Director

The following table provides the name, age and position of the nominees for director.  There are no family relationships among our executive officers and directors.

Name	Age	Position
Donna Brazile	56	Director
Katherine Butkevich	55	Chief Executive Officer
Lee Hillman	60	Director
Star Jones	54	President and Director
James Kirsch	55	Executive Chairman
Stephen Pemberton	48	Director
Andrea Sáenz	43	Director
David Schramm	67	Director

Donna Brazile has served on our Board since September 2014 and is a veteran Democratic Party political strategist, adjunct professor, author, syndicated columnist, television political commentator, Vice Chair for Civic Engagement and Voter Participation at the Democratic National Committee and former interim National Chair of the Democratic National Committee, as well as the former chair of the DNC’s Voting Rights Institute. Ms. Brazile is founder and has been managing director of Brazile & Associates LLC, a general consulting, grassroots advocacy and training firm based in Washington, D.C. from 2002 to present. She worked on every presidential campaign from 1976 through 2000, when she became the first African American to manage a presidential campaign. Since 2000, Ms. Brazile has lectured at over 150 colleges and universities across the country on such topics as Inspiring Civility in American Politics, Race Relations in the Age of Obama, Why Diversity Matters and Women in American Politics. Author of the best-selling memoir Cooking with Grease: Stirring the Pots in American Politics, Ms. Brazile has served as an adjunct professor at Georgetown University since 2012, a syndicated newspaper columnist for Universal Uclick, a columnist for Ms. magazine and O, the Oprah Magazine, an on-air contributor to CNN and ABC, where she regularly appears on ABC’s This Week. Since 2009, she has been on the board of the National Democratic Institute (NDI), National Institute for Civil Discourse and the Joint Center for Political and Economic Studies. Ms. Brazile was selected to serve as a director based on the Board’s belief that she brings a high degree of knowledge and experience with the factors that drive diversity hiring in both the public and private sectors, and has stood apart for many years as a thought leader in this area.

Katherine Butkevich has been our Chief Executive Officer since March 30, 2016. Before her appointment, Ms. Butkevich had been a consultant to the Company’s NAPW division since January 2016, helping optimize NAPW’s operations, analyze the market opportunity and build a strategic plan for sustainable and profitable growth and increased member retention. Prior to that, from September 2014 to March 2016, she served as chief operating and financial officer of Recyclebank, a venture capital backed marketing-as-a-service company focused on recycling. Before joining Recyclebank, Ms. Butkevich served as chief financial officer of NAPW, Inc. from April 2012 to April 2014. Earlier, from November 2010 through March 2012, Ms. Butkevich was an independent consultant assisting private clients with their capital raising activities.  Prior to that, Ms. Butkevich served as a VP of Emigrant Capital, the private equity division of Emigrant Bank, and from April 2009 through November 2010, she simultaneously served as chief financial officer of Emigrant Capital’s portfolio companies, Boylan Bottling Company and The Jolt Company. During her over 30 year long career, Ms. Butkevich also held numerous other financial and operational leadership positions in middle market, PE/VC–backed companies as well as at GE Capital, the financing arm of the General Electric Company. She began her career at KPMG and is a Certified Public Accountant. She holds a bachelor’s degree from the University of Miami and is also a graduate of GE’s world-renowned Management Development Institute at Crotonville. Ms. Butkevich was selected to serve as a director based on her experience and expertise in the area of finance, as well as her in-depth knowledge of the business of the NAPW division.

Lee Hillman has served on our Board since July 2016. He has served as the CEO of Performance Health Systems, LLC, or its predecessor, a business manufacturing and distributing PowerPlate® and bioDensity™ branded, specialty health and exercise equipment, since 2009.  Mr. Hillman has also served as President of Liberation Advisory Group and Liberation Management Services, LLC since 2003.  Mr. Hillman currently serves as member of the Board of Directors of HC2 Holdings, Inc., a diversified holding company engaged in acquiring and growing businesses in the United States and internationally. He also serves as a member of the Board of Directors of Lawson Products, Inc., where he serves as Chair of the compensation committee and as Chair of the Financial Strategies Committee.  Mr. Hillman also serves as a Trustee of Adelphia Recovery Trust.  He serves as a member of the audit committee of each of the aforementioned boards.  Mr. Hillman is a certified public accountant and former audit partner with Ernst & Young, LLP. Mr. Hillman’s experience as a chief executive officer, chief financial officer and director of other public U.S. and international companies and as a former audit partner of an international accounting firm provides valuable insights to our Board.

Star Jones has served on our Board since September 2014 and joined NAPW’s predecessor company in September 2011 as its National Spokesperson and became its Chief Development Officer in May 2013 and President in June 2014. Ms. Jones became the “face” of NAPW, tasked with conveying the message, brand and image of NAPW worldwide. As President, she has responsibility for the overall development, expansion and implementation of NAPW’s development and programming strategy. For the last 25 years, Ms. Jones has been a licensed attorney in the State of New York and was formerly a New York homicide prosecutor. Ms. Jones has worked in television for more than 20 years as a journalist, talk show host, commentator, NBC News Legal Correspondent and Veteran Legal Analyst and co-host of ABC’s The View for nine years. She is also regularly seen on NBC’s Today Show and CNN’s Piers Morgan Live as a veteran law and news analyst. Ms. Jones is also an accomplished author who has written two best-selling non-fiction books, You Have to Stand for Something, or You’ll Fall for Anything and Shine...a Physical, Emotional & Spiritual Journey to Finding Love. Her third book, Satan’s Sisters, a fictional account of the behind-the-scenes workings of a daytime talk show, was published in the spring of 2011, and is being developed into a network television movie and series by VH1, which Ms. Jones is co-executive producing. In the corporate world, Ms. Jones has been a featured personality for numerous consumer brands including Payless, Saks Fifth Avenue and Kohls, and has appeared on the cover of and/or been featured in a number of major newspapers and magazines in the country on topics ranging from news to lifestyle. Her newest venture, Status, by Star Jones, a collection of women’s apparel for the professional woman, was launched by QVC in the fall of 2013. Since 2011, she has actively participated in the American Heart Association’s National Go Red efforts, has lobbied Congress on behalf of that association and was asked by the Presidential Inaugural Committee to speak at the National Day of Service on heart health during President Obama’s 2013 Inauguration. As the National Volunteer for the American Heart Association, Ms. Jones led NAPW in its efforts to help raise awareness of heart disease during “Heart Month,” helping to raise millions of dollars for much needed research and community outreach. Ms. Jones was selected to serve as a director based on her substantial leadership and networking abilities, as well as her in-depth knowledge of the business of NAPW.

James Kirsch has been an executive with us since 2008 and has served as the Chairman of our Board of Directors since the consummation of our initial public offering in March 2013. He served as our Chief Executive Officer from the consummation of our initial public offering in March 2013 to March 2016 at which time he transitioned to the position of Executive Chairman and assumed management responsibilities for the Company’s PDN Network and Noble Voice divisions. Mr. Kirsch served as Chief Strategic Officer at AMightyRiver.com, a division of the Company from 2004 to 2008 and from 1996 to 2001 as Chief Executive Officer of eSpecialty Brands, an online retail company. Mr. Kirsch was selected to serve as a director based on the Board’s belief that his broad executive experience and his experience as a founder of our Company brings him unique understanding of the challenges and opportunities for our Company.

Stephen Pemberton has been a director, chairman of our nominating and corporate governance committee and a member of our audit and compensation committees since the consummation of our initial public offering in March 2013. Mr. Pemberton currently serves as Vice-President, Diversity and Inclusion for Walgreens Boots Alliance, Inc., a global pharmacy-led, health and wellbeing enterprise. He joined Walgreen, Co. as Divisional Vice-President and Chief Diversity Officer in 2011. From 2005 to 2010, Mr. Pemberton was Chief Diversity Officer and Vice-President of Diversity and Inclusion at Monster Worldwide.com. Mr. Pemberton received a B.A. in Political Science from Boston College in 1989. Mr. Pemberton was selected to serve as a director based on the Board’s belief that as a respected authority on diversity and inclusion matters in the workplace, he provides the Board with insight and experience he has gained from his service as a Chief Diversity Officer at two public companies.

Andrea Sáenz has been a Director since the Company’s initial public offering in March of 2013. From 2012 to present she has served as First Deputy Commissioner for the Chicago Public Library, a citywide system of 80 neighborhood libraries. In this role, she leads program design and evaluation and supports strategy and organizational development. Prior to joining the Library, from 2011 to 2012, Ms. Sáenz served as Chief of Staff to Chicago Public Schools CEO, coordinating strategy development, implementation of district-wide initiatives and foundation, corporate and government grant development. From 2010 to 2011, Ms. Sáenz was Policy Advisor at the Office of Career, Technical and Adult Education at the US Department of Education in Washington, DC and Executive Director of the Hispanic Alliance for Career Enhancement (HACE), a national organization working collaboratively with business and non-profit employers, universities and schools to increase Latinos’ entry into and success in professional careers. Ms. Sáenz was selected to serve as a director based on the Board’s belief that she brings critical experience as an accomplished leader in the field of professional and educational advancement with expertise in educational and career access for minorities.

David Schramm has served on our Board since July 2016. Mr. Schramm is currently retired.  From 2014 to 2015, Mr. Schramm served as advisor to the Board of Directors of Maxwell Technologies, Inc., a developer, manufacturer and marketer of energy storage and power delivery products for transportation, industrial, information technology and other applications and microelectronic products for space and satellite applications. From 2007 until 2013, Mr. Schramm was President and CEO of Maxwell Technologies, Inc.  From 2001 to 2006, he was president and chief executive officer of Arrowhead Products Corp., a leading supplier of specialty systems to the aerospace and automotive industries. Previously, he spent the bulk of his business career in a series of senior management and engineering positions with General Motors. Mr. Schramm brings to the Board his extensive managerial experience and expertise in a broad range of board oversight matters.

CORPORATE GOVERNANCE

Director Independence

Our Board has reviewed the materiality of any relationship that each of our directors has with us, either directly or indirectly.  Based on this review, our Board has determined that each of the following current members of our Board: Messrs. Hillman, Pemberton and Schramm and Ms. Brazile and Ms. Sáenz, was “independent” as defined by Rule 5605(a)(2) of the Listing Rules of the Nasdaq Stock Market.  In addition, each of and Messrs. Feierstein and Marovitz, who resigned from our Board on June 29, 2016, was “independent” as defined by Rule 5605(a)(2) of the Listing Rules of the Nasdaq Stock Market. Other than as described below regarding our Board Representation Agreement with White Winston Select Asset Funds, LLC, we do not otherwise have any oral or written agreement with any company for representatives from any company to serve on our Board. See “Certain Relationships and Related Party Transactions — Master Credit Facility and Related Agreements” for further details on the Board Representation Agreement.

Board Leadership Structure

The Board has not adopted a formal policy regarding the separation of the offices of Chairman of the Board and Chief Executive Officer. Rather, the Board believes that different leadership structures may be appropriate for the Company at different times, and it remains free to make this decision based on its evaluation of current circumstance.

Starting in 2016, in connection with (i) the transition of James Kirsch from Chief Executive Officer and Chairman of the Board to Executive Chairman and (ii) the appointment of Katherine Butkevich as our new CEO, we separated the offices of Chairman of the Board and Chief Executive Officer. The CEO is responsible for the strategic direction and the day-to-day leadership and performance of the Company, while the Chairman of the Board provides guidance to the CEO, sets the agenda for the Board meetings and presides over meetings of the Board. At this time, the Board believes that the current leadership structure is the best structure for the Company as it enables the Board to continue to benefit from Mr. Kirsch’s experience, skills, expertise and knowledge of the Company and the industry.

Board and Committee Meetings

During the fiscal year ended December 31, 2015, the Board held a total of seven meetings.  We do not have a policy regarding director attendance at annual meetings of our stockholders, however, all directors are strongly encouraged to attend. All directors then serving were present at our 2015 annual meeting of stockholders.

The Board has three standing Committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.  During 2015, the Audit Committee met on four occasions, the Compensation Committee met on two occasions and the Nominating and Corporate Governance Committee met on two occasions. Each director, other than Donna Brazile, Stephen Pemberton and Randi Zuckerberg, attended 75% or more of the meetings of the Board and of the committees of which the director was a member.

Audit Committee

The Audit Committee was established for the purpose of overseeing our accounting and financial reporting processes and audits of our financial statements.  The Audit Committee operates under a charter approved by the Board, a copy of which is available on the Corporate Governance link of the Investor Relations section of our website, www.prodivnet.com.

The Audit Committee’s primary functions include:

•	assisting the Board with the oversight of our financial reporting process, accounting functions and the integrity of our financial statements;

•	reviewing and assessing of the adequacy of our internal controls over and procedures for financial reporting;

•	the appointment, compensation, retention and oversight of our independent auditor;

•	reviewing and discussing the relationships we have with our independent auditor in order to consider and evaluate the independent auditor’s continued independence;

•	ensuring the rotation of the lead audit partner and other significant audit partners;

•	assisting the Board with risk management oversight;

•	reviewing and approving all related-party transactions; and

•	reviewing procedures designed to assess, monitor and manage compliance with laws and regulations and our code of business conduct and ethics.

The Audit Committee currently consists of Lee Hillman (Chair), Stephen Pemberton and Andrea Sáenz.  The Audit Committee meets periodically with our independent registered public accounting firm, both with and without management present.  The Board has determined that each member of the Audit Committee meets the enhanced independence standards for audit committee members under Rule 5605(c)(2) of Nasdaq’s Listing Rules and under  Rule 10A-3 under the Exchange Act. The Board has also determined that Mr. Hillman meets the requirements of an audit committee financial expert under Item 407(d)(5)(ii) of Regulation S-K.

Compensation Committee

The Compensation Committee operates under a charter approved by the Board, a copy of which is available on the Corporate Governance link of the Investor Relations section of our website, www.prodivnet.com.

The Compensation Committee is responsible for, among other things:

•
reviewing and approving on an annual basis corporate goals and objectives for CEO compensation, evaluating the CEO’s performance in light of those goals and objectives, and recommending to the Board the CEO’s overall compensation levels based on this evaluation;

•	reviewing and approving on an annual basis the annual base salaries and annual incentive opportunities of the CEO and the other executive officers;

•	reviewing and approving periodically all other cash-based and equity-based incentive awards and opportunities of the CEO and the other executive officers;

•
reviewing and approving any employment agreements and severance arrangements, change-in-control agreements and change-in-control provisions affecting any elements of compensation and benefits of the CEO and the other executive officers;

•	providing guidance to senior management on significant issues affecting compensation philosophy or policy; and

•	conducting a risk assessment of our compensation policies and practices.

The Compensation Committee currently consists of Stephen Pemberton and Andrea Sáenz (Chair).  The Board has determined that each member of the Compensation Committee meets the independence requirements of Rule 5605(a) of Nasdaq’s Listing Rules and Rule 10C-1 under the Exchange Act.  The Compensation Committee has the authority to delegate its responsibilities to a subcommittee.

Compensation Consultants

The management and the Compensation Committee may, from time to time, directly retain the services of consultants or other experts to assist the management or the Compensation Committee, as the case may be, in connection with executive compensation matters.  However, during the fiscal year ended December 31, 2015, neither the management nor the Compensation Committee engaged a compensation consultant.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee (the “Nominating Committee”) operates under a charter approved by the Board, a copy of which is available on the Corporate Governance link of the Investor Relations section of our website, www.prodivnet.com.

The Nominating Committee is responsible for, among other things:

•	leading the search for individuals qualified to serve as members of the Board and conducting the appropriate inquiries with respect to such persons;

•	evaluating the size and composition of the Board and its committees and recommending any changes to the Board;

•	reviewing the qualifications of, and making recommendations regarding, director nominations submitted to the Company by stockholders;

•	reviewing the Board’s committee structure and recommending to the Board for its approval directors to serve as members of each committee; and

•	reviewing and recommending committee slates annually and recommending additional committee members to fill vacancies as needed.

The Nominating Committee currently consists of Stephen Pemberton (Chair) and Andrea Sáenz.  The Board has determined that each member of the Nominating Committee meets the independence requirements of the Listing Rules of the Nasdaq Stock Market.

Consideration of Director Nominees

The Nominating Committee’s charter includes the Company’s general director nomination policies.  The Nominating Committee believes that it is in the best interest of the Company and its stockholders to obtain highly qualified candidates to serve as members of the Board.  In addition to any past or future policies adopted by the Board, with respect to director nominations, the Nominating Committee will consider any additional factors as it deems appropriate to assist in developing a Board and committees that are diverse in nature and comprised of experienced and seasoned advisors.  These factors may include decision-making ability, judgment, personal integrity and reputation, experience with businesses and other organizations of comparable size, experience as an executive with a publicly traded company and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board.

The Nominating Committee may use multiple sources for identifying director candidates, including its own contacts and referrals from other directors, members of management, the Company’s advisors and executive search firms.  The Nominating Committee will also consider director candidates recommended by stockholders in accordance with the procedures governing such recommendations in the Company’s bylaws and will evaluate such director candidates in the same manner in which it evaluates candidates recommended by other sources. Under our bylaws, if a stockholder wishes to submit a director candidate for consideration by the Nominating Committee, the stockholder must provide written notice delivered to the Secretary of the Company not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding the annual meeting.

Board’s Role in Management of Risk

We face numerous risks more fully described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and filed with the SEC on March 30, 2016.  Our management bears responsibility for the day-to-day management of risks we face and for communicating the most material risks to the Board and its committees.  The Board, as a whole and through its committees, is responsible for overseeing and reviewing with management Company-wide risks and the policies and practices established to manage such risks.  The Board and its committees perform their risk management function principally through the receipt of regular reports from management and discussions with management regarding risk assessment and risk management.  In its risk oversight role, the Board is responsible for satisfying itself that the risk management processes described and implemented by management are adequate and functioning as designed.

Code of Conduct and Ethics

We have adopted a Code of Conduct and Ethics that applies to all of our employees, officers and directors. The Code of Conduct and Ethics is available on our internet web site at www.prodivnet.com under “Company-Investor Relations – Corporate Governance – Governance Documents.” We intend to provide disclosure of any amendments or waivers of our Code of Ethics on our website within four business days following the date of the amendment or waiver.

Certain Relationships and Related Party Transactions

The following is a summary of transactions, since January 1, 2014, to which we have been a party in which the amount involved exceeded the lesser of $120,000 or 1% of the average of our total assets at December 31, 2014 and December 31, 2015, and in which any of our directors, executive officers, beneficial holders of more than 5% of our capital stock or certain other related persons had or will have a direct or indirect material interest, other than compensation arrangements that are described under the section of this proxy statement entitled “Executive Compensation.”

Master Credit Facility and Related Agreements

On March 30, 2016, the Company and certain of its subsidiaries entered into a Master Credit Facility (the “Credit Agreement”) with White Winston Select Asset Funds, LLC (the “Investor”). The Credit Agreement provides for a revolving credit facility in the original principal amount up to $5,000,000, provided that the borrowings thereunder may not exceed 75% of the Company’s eligible customer receivables, as determined pursuant to the Credit Agreement, unless otherwise approved in the Investor’s discretion. Borrowings under the Credit Agreement bear interest at 8% per annum, subject to an increase of 700 basis points in case of an event of default. As of June 30, 2016, there was $1,572,576 outstanding under the Credit Agreement.

In connection with the closing of the Credit Agreement, the Company issued three warrants to the Investor: (i) a warrant (the “Fixed $0.25 Warrant”) to purchase up to 1,000,000 shares of the Company’s common stock at an exercise price of $0.25 per share, (ii) a warrant (the “Pro Rata Warrant”) to purchase at an exercise price of $0.25 per share a certain number of shares of the Company’s common stock, up to 1,750,000 shares, pro rata based on the ratio of the actual advances made under the Credit Agreement to the maximum principal amount of the Credit Agreement, and (iii) a warrant (the “Fixed $2.50 Warrant,” and together with the Fixed $0.25 Warrant and the Pro Rata Warrant, the “Warrants”) to purchase up to 1,000,000 shares of the Company’s common stock at an exercise price of $2.50 per share. The Fixed $0.25 Warrant and the Pro Rata Warrant are exercisable for five years from the date of issuance and the Fixed $2.50 Warrant is exercisable for five years beginning on December 30, 2016. As the holder of the Fixed $0.25 Warrant and the Pro Rata Warrant, the Investor was the beneficial owner of approximately 15.85% of the Company’s common stock as of the date of this proxy statement.

In connection with the closing of the Credit Agreement, the Company also entered into a Board Representation Agreement (the “Board Representation Agreement”) with the Investor. Under the Board Representation Agreement, the Investor has the right to designate nominees for election to the Company’s Board of Directors from the date the principal amount outstanding under the Credit Agreement first exceeds $2,000,000 until such time as the Investor’s Interest (as defined in the Board Representation Agreement) falls below five percent for 60 consecutive days.

The number of nominees the Investor is entitled to designate shall be determined in accordance with the terms of the Board Representation Agreement and, provided that no event of default (as defined in the Credit Agreement) has occurred, shall not exceed two nominees. If an event of default has occurred and is continuing, the Investor shall have the right to designate two additional nominees for election to the Company’s Board of Directors. However, the aggregate number of nominees the Investor is entitled to designate shall in no event exceed (i) 50 percent of the number of Directors, rounded down to the nearest whole number, if the Board is comprised of an odd number of Directors, and (ii) one less than half of the number of Directors, if the Board is comprised of an even number of Directors. The Investor’s right to designate director nominees is also subject to limitations on the number of nominees that may be affiliates of the Investor.

Pursuant to the terms of the Board Representation Agreement, the Investor also has the right, subject to certain exceptions, to purchase a portion of any shares of common stock and any warrants, options, debentures or other securities exercisable or exchangeable for or convertible into shares of common stock offered for sale by the Company. The number of new securities the Investor will be entitled to purchase shall be determined pursuant to the terms of the Board Representation Agreement in proportion to the Investor’s Interest.

The Company is also a party to a Consulting and Monitoring Agreement (the “Consulting Agreement”) with the Investor, pursuant to which the Company shall pay to the Investor a monthly monitoring fee at the Investor’s hourly rate and shall reimburse the Investor for all reasonable and necessary out of pocket fees and expenses. As of June 30, 2016, the Company had paid $104,964.19 to the Investor under the Consulting Agreement.

Merger with NAPW

On September 24, 2014 (the “Closing Date”), the Company closed its merger transaction with NAPW Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company, NAPW, Inc., a New York corporation (“Old NAPW”), and Mr. Proman, then the sole shareholder of Old NAPW, pursuant to an Agreement and Plan of Merger, dated as of July 11, 2014 (the “Merger Agreement”).  In accordance with the terms of the Merger Agreement, on the Closing Date, all shares of Old NAPW common stock issued and outstanding immediately prior to the effective time of the Merger were converted into and became the right to receive 5,110,975 shares of our common stock, which were issued to Mr. Proman as sole shareholder of Old NAPW.  In addition, pursuant to separate subscription agreements, 959,096 shares of our common stock were issued to Ms. Jones, then Old NAPW’s President and National Spokeswoman, and 239,774 shares were issued to Mr. Wesser, then Old NAPW’s General Counsel. Ms. Jones is now an executive officer and a director of the Company, and Mr. Wesser is also now an executive officer of the Company.  Additionally, at the effective time of the merger, the Company, as additional consideration, paid to Proman, in cash, $3,555,000 and issued to Proman (i) a promissory note in the original principal amount of $445,000, (ii) an option to purchase 183,000 shares of our common stock at a price of $3.45 per share, (iii) a warrant to purchase 50,000 shares of our common stock at a price of $4.00 per share and (iv) a warrant to purchase 131,250 shares of our common stock at a price of $10.00 per share.

The Company has an outstanding promissory note in the amount of $445,000 (the “Promissory Note”) payable to Mr. Proman.  The Promissory Note has an annual interest rate of 0.35%, was originally to mature on August 15, 2015, and was due and payable in quarterly installments of $137,500 on each of November 15, 2014, February 15, 2015, May 15, 2015, with a final payment of $32,500 payable on August 15, 2015. Pursuant to the terms of the Separation Agreement and Mutual Release of All Claims (the “Separation Agreement”) dated July 16, 2015, between Mr. Proman and the Company, the maturity of the Promissory Note was extended until repayment in full of the principal amount outstanding thereunder along with the accrued interest. In addition, Mr. Proman greed to among other things forfeit any amounts owed to him under the Promissory Notes in case he breaches his obligations under the Separation Agreement. See “Executive Compensation—Separation Agreement with Matthew B. Proman” for further details on the terms of the Separation Agreement. The other terms of the Promissory Note remained unchanged.

Our repayment obligations under the Promissory Note are subject to certain performance criteria.  If NAPW (on a stand-alone basis) on any payment date fails to meet such performance criteria as of the end of the fiscal quarter then most recently ended with respect to gross revenue and net cash from operations, then the Company’s obligation to make payments of principal and accrued interest on that date will be deferred to the next payment date that follows the next fiscal quarter end during which NAPW is able to meet such performance criteria, and the maturity date shall be correspondingly extended until such time as the note may be repaid in full. If NAPW (on a stand-alone basis) on any payment date, as of the end of the fiscal quarter then most recently ended, satisfies the gross revenue performance criteria, but fails to satisfy the cash flow performance criteria, then the Company will only be required to make payments of interest and principal to the extent NAPW has positive cash flows from operations equal to or greater than the amount due, as defined in the Promissory Note.  The Promissory Note is not convertible or exchangeable for shares of our common stock, is unsecured and may be prepaid, in full or in part, at any time by the Company without premium or penalty.  The amounts owing under the Promissory Note may be accelerated upon the occurrence of an event of default.  As of the date of this proxy statement, NAPW has not met any of the specified performance criteria. Accordingly, the Company has not paid any principal or interest under the Promissory Note and as of the date of this proxy statement, $445,000 of principal was outstanding under the Promissory Note. The payment of the $137,500 due on August 15, 2016 was deferred until November 15, 2016.

Also, at the effective time of the merger, as a condition to the closing of the merger, Messrs. Proman and Wesser, Ms. Jones (collectively, the “NAPW Affiliates”) and the Company entered into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which the Company, on March 31, 2015, filed an amended universal shelf registration on Form S-3 (File No. 333-201341) with the SEC providing for, among other things, the resale of the shares by the holders of shares of common stock issued to them in connection with the Merger.  The Company is further required to use its best efforts to keep such registration statement effective until the earlier of three years thereafter or when each of the parties to the Registration Rights Agreement (other than the Company) can sell all of his or her shares without the need for current public information or other restriction pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”).  Once sold by the holders under the registration statement, the shares will be freely tradable without restriction or further registrations under the Securities Act.

EXECUTIVE COMPENSATION

In this section, we describe our compensation programs and policies and the material elements of compensation for the year ended December 31, 2015 for our Chairman and Chief Executive Officer, and our two most highly compensated executive officers, other than our Chief Executive Officer, whose total compensation was in excess of $100,000.  We refer to all individuals whose executive compensation is disclosed in this proxy statement as our “named executive officers.”

Our Compensation Committee is responsible for reviewing and evaluating the components of our compensation programs, including employee base salaries and benefit plans.  The Compensation Committee will provide advice and recommendations to the Board on such matters.  See “Corporate Governance — Compensation Committee” for further details on the role of the Compensation Committee.

Summary Compensation Table

The following table provides information regarding the compensation earned during the years ended December 31, 2015 and December 31, 2014 by our Chairman and Chief Executive Officer, and our two most highly compensated executive officers, other than our Chief Executive Officer, whose total compensation was in excess of $100,000.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	All Other Compensation ($)		Total ($)
James Kirsch,	2015	$327,438	$100,000	—	$9,504	(2)	$436,942
Chairman and Chief Executive Officer(1)	2014	$256,250	$50,000	—	$9,504		$315,754
Star Jones,	2015	$300,000	$—	—	$24,895	(2)	$324,895
President, Chief	2014	$80,769	$—	$5,361,347	$21,405		$5,463,521
Development Officer
David Mecklenburger	2015	$251,875	$50,000	$—	$—		$301,875
Chief Financial Officer
Matthew Proman	2015	$153,365	$—	$—	$221,750	(2)	$375,115
Former Chief Operating Officer

(1)
Our Board re-designated Mr. Kirsch from his position as our Chief Executive Officer on March 30, 2016.  Mr. Kirsch is continuing to serve as our Executive Chairman with management responsibility for the Company’s PDN Network and Noble Voice divisions.

(2)
All other compensation consists of the following: (1) for Mr. Kirsch, an auto allowance of $9,504, (2) for Ms. Jones, an auto allowance of $7,630, $3,360 for parking and, from January 2015 to March 2015, $13,905 paid to Ms. Jones’ personal driver and (iii) for Mr. Proman, $10,500 for an auto allowance, $5,000 for a personal driver and a severance payment of $206,250.

(3)
The amounts shown in the Stock Awards column reflect unique restricted stock awards granted to Ms. Jones in connection with our merger with NAPW. These awards represent a portion of the total amount of merger consideration that Mr. Proman requested be paid to Ms. Jones in recognition of the considerable services she provided to NAPW. Due to the fact that Ms. Jones was a shareholder in NAPW, these restricted stock awards are considered compensatory and are shown in the table below.

Employment Agreements with Named Executive Officers

We currently have employment agreements with James Kirsch, the Company’s Executive Chairman, who served as its Chief Executive Officer through March 30, 2016; Star Jones, the Company’s President; and David Mecklenburger, the Company’s Chief Financial Officer (each such agreement, an “Employment Agreement,” and collectively, the “Employment Agreements”).

The Employment Agreement with Mr. Kirsch provides that he will serve as the Company’s Chief Executive Officer and may be designated to serve as Executive Chairman of the Board and receive an annual base salary of $275,000. Ms. Jones’s Employment Agreement provides that she will serve as the Company’s President and receive an annual base salary of $300,000, and that she shall have the opportunity to discuss her duties and responsibilities with the Chief Executive Officer. Mr. Mecklenburger’s Employment Agreement provides that he will serve as the Company’s Chief Financial Officer and receive an annual base salary of $200,000. Since the end of the fiscal year ended December 31, 2014, the Compensation Committee recommended, and the Board approved, an increase in the annual base salary payable to Mr. Kirsch from $275,000 to $325,000, effective January 1, 2015 and an increase in the annual base salary payable to Mr. Mecklenburger from $200,000 to $250,000, effective January 1, 2015.

Each Employment Agreement provides the named executive officer with an initial term of three years that automatically renews for successive one year terms unless either party provides advance written notice of its intention to terminate the Employment Agreement. The base salary of each of Mr. Kirsch and Mr. Mecklenburger will be automatically increased annually by the greater of 3% of his then current base salary or the annual percentage increase in the Consumer Price Index. In March 2016, Mr. Kirsch became our Executive Chairman and Katherine Butkevich was appointed Chief Executive Officer.  As a result, the term of Mr. Kirsch’s Employment Agreement was automatically renewed for another three years, and his base salary in effect immediately prior to his change in role cannot be reduced.

The Employment Agreements provide that each named executive officer will be eligible for an annual bonus and have his or her salary reviewed each year by the Board. In addition, the named executive officers will be reimbursed for all reasonable business expenses incurred in the ordinary course of business and taking into consideration each such Executive’s unique responsibilities within the Company. The Employment Agreements also generally permit the Executives to participate in all benefit plans and programs offered by the Company.

Under the terms of the Employment Agreements, each named executive officer is subject to a non-competition, non-interference and non-raiding restrictive covenant during their employment and 18 months following the named executive officer’s last day of employment with the Company. In the event that a named executive officer’s employment is terminated without “Cause” or the named executive officer resigns for “Good Reason” (as those terms are defined by the Employment Agreements), the post-employment restrictive covenant period may not extend past the severance period (as described below). The Employment Agreements also contain customary confidentiality, work product and return of Company property covenants.

The Employment Agreements provide each named executive officer with severance pay in the event that such named executive officer is terminated without “Cause” or resigns for “Good Reason.”  Upon such a termination of employment, such named executive officer is entitled to continue to receive such named executive officer’s monthly salary at his or her then current rate for the greater of six months or the number of remaining whole months in such named executive officer’s term (whether the initial term or an extension), as well as a pro rata bonus based on the Company’s actual performance for the year in which such termination occurs.  Finally, Ms. Jones’ Employment Agreement also provides that she will become immediately fully vested in any unvested shares of restricted stock granted to her in connection with the merger with NAPW, Inc. upon her termination without “Cause” or her resignation for “Good Reason.”

Separation Agreement with Matthew B. Proman

On July 16, 2015, the Company entered into the Separation Agreement with Mr. Proman, the Company’s former Executive Vice President and Chief Operating Officer, in connection with Mr. Proman’s resignation from his executive officer positions at the Company and from the Board.

Under the terms of the Separation Agreement, the Company agreed to pay to Mr. Proman lump-sum severance in the amount of $206,250, equal to the value of nine months of his annual salary, less all legally required payroll deductions. The Company also agreed to reimburse Mr. Proman for the amount of any premiums for individual medical insurance for Mr. Proman that are paid by Mr. Proman under the Consolidated Omnibus Budget Reconciliation Act (COBRA) during the nine-month period following the date of the Separation Agreement. Mr. Proman released and discharged the Company and its officers, directors, employees and agents from any and all claims, whether now known or unknown, which Mr. Proman then had or had had based upon or arising out of any matter occurring or existing at any time up to and including the date of the Separation Agreement. The Company likewise released and discharged Mr. Proman from any and all claims, whether then known or unknown, which the Company then had or had had based upon or arising out of any matter occurring or existing at any time up to and including the date of the Separation Agreement. In addition, the parties agreed that (i) the warrant to purchase 50,000 shares of the Company’s common stock for $4.00 per share, (ii) the warrant to purchase 131,250 shares of the Company’s common stock for $10.00 per share and (iii) options to purchase 183,000 shares of the Company’s common stock at $3.45 per share, received by Mr. Proman in connection with the merger with NAPW, shall expire three calendar years from the date of the Separation Agreement.

Mr. Proman also agreed to provisions in the Separation Agreement prohibiting him from, for a period of one year following the date of the Separation Agreement, (i) disparaging the Company or any of its subsidiaries, or any of its or their products and services, directors, officers, employees or other agents, (ii) competing against the Company or any of its subsidiaries, (iii) soliciting the termination of any employee of the Company or any of its subsidiaries and (iv) interfering with the relationship between the Company and its subsidiaries, on the one hand, and their customers, on the other hand. As liquidated damages under the Separation Agreement payable in case of a breach by Mr. Proman of the foregoing obligations, Mr. Proman agreed to forfeit (a) any amounts owed to him under the Promissory Note and (b) all of his rights to acquire shares of the Company’s common stock upon the exercise of the following warrants and options held by Mr. Proman as of the date of the Separation Agreement, including the warrants and options received by Mr. Proman in connection with the merger with NAPW. See “Certain Relationships and Related Party Transactions—Merger with NAPW” for further details on the terms of the Promissory Note.

Under the terms of the Separation Agreement, the Company also reaffirmed its obligation to keep registered under its shelf registration statement on Form S-3 (Registration No. 333-201341) under the Securities Act, or on a shelf registration statement filed by the Company upon expiration of the then effective shelf registration statement, the resale of the shares of the Company’s common stock (including the shares underlying the warrants and stock options) issued to Mr. Proman as consideration for the merger with NAPW. Under the Separation Agreement, the Company also granted to Mr. Proman a co-sale right such that at any time that the Company proposes to sell shares of its common stock in a private placement or public offering, Mr. Proman would have the opportunity to participate in such sale by causing one of his shares to be included in the sale with each share of common stock the Company proposes to sell, at the price per share at which the Company will be selling its shares.

The Company also agreed to release Mr. Proman from the provisions of the Registration Rights Agreement that would otherwise prohibit him from selling the Merger Shares prior to September 24, 2015.

Outstanding Equity Awards at December 31, 2015

The following table sets forth the equity awards we have made to our named executive officers that were outstanding as of December 31, 2015:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) exercisable	Number of Securities Underlying Unexercised Options (#) unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of shares of stock that have not vested (#)		Market Value of shares or units that have not vested
James Kirsch	—			—	—	—		—
Star Jones	—			—	—	639,397	(1)	$319,699	(2)
David Mecklenburger	10,000	20,000	(3)	$3.45	3/31/2024	—		—
Matthew Proman	183,000	0		$3.45	9/24/2019	—		—

(1)
Represents unvested portion of an award of 959,096 shares of restricted stock granted to Ms. Jones pursuant to the Restricted Stock Agreements entered into on December 30, 2014. Each Restricted Stock Agreement provides that the applicable named executive officer may become vested in his or her shares of Restricted Stock according to the following schedule, contingent upon such named executive officer’s continued employment with the Company (or a subsidiary) on such date: (i) 33 1/3% of the shares of the Restricted Stock vested on September 24, 2015; (ii) 33 1/3% of the shares of the Restricted Stock will vest on September 24, 2016; and (iii) 33 1/3% of the shares of the Restricted Stock will vest on September 24, 2017.

(2)
The market value of the unvested portion of the restricted stock is calculated by multiplying the closing price of the Company’s common stock on December 31, 2015 ($0.50) by the number of unvested restricted stock.

(3)	The stock options awarded pursuant to this stock option grant vest and become exercisable in three equal installments on each anniversary of the grant date (March 31, 2014).

Director Compensation

During 2015, we paid our non-employee directors the following fees in cash: (1) $500 or $1,500 for each Board meeting attended telephonically or in person, respectively, (2) $500 for each Committee meeting attended, (3) $2,500 for serving on the Audit Committee and $5,000 for serving as the Audit Committee Chair and (4) $1,000 for serving on the Compensation Committee and $1,000 for serving as the Compensation Committee Chair. In addition, during 2015 non-employee directors received option grants with a grant date fair value of $25,000.  The Audit Committee Chair and the Compensation Committee Chair received an additional option grant with a grant date fair value of $25,000 and $10,000, respectively.

Mr. Kirsch served as our Chief Executive Officer and Ms. Jones served as our President during 2015. As executive officers, these individuals are not compensated for their service as directors.

The following table details the total compensation earned by the Company’s non-employee directors in 2015:

Name	Fees Earned or Paid in Cash ($)		Option Awards ($)(6)	All Other Compensation ($)		Total ($)
Donna Brazile	$3,000	(1)	$9,541	$-		$12,541
Daniel Marovitz	$16,000	(2)	$13,357	$-		$29,357
Stephen Pemberton	$8,000	(3)	$9,541	$-		$17,541
Barry Feierstein	$11,375	(4)	$9,922	$83,400	(7)	$104,697
Andrea Sáenz	$6,125	(5)	$9,541	$-		$15,666
Randi Zuckerberg	$2,000	(1)	$9,541	$-		$11,541
__________

(1)	Represents Board meeting fees earned during 2015.

(2)
Represents Board and committee meeting fees earned during 2015 as well as fees earned for Mr. Marovitz’s service as Chair of the Audit Committee and as a member of the Compensation and Governance Committees.

(3)	Represents Board and committee meeting fees earned during 2015 as well as fees earned for Mr. Pemberton’s service as a member of the Compensation and Governance Committees.

(4)
Represents Board and committee meeting fees earned during 2015 as well as fees earned for Mr. Feierstein’s service as a member of the Audit and Governance Committees through August 2015 and for his services as a Chair of the Compensation committee through August 2015.  Mr. Feierstein stepped down from all committees in September 2015.

(5)	Represents Board and committee meeting fees earned during 2015 as well as fees earned for Ms. Sáenz’s service as a member of the Audit and Compensation Committees.

(6)
Represents the grant date fair value of the stock options awarded to each non-employee director on March 23, 2015 under FASB ASC Topic 718. Please refer to Note 13 of our Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 for the assumptions utilized in calculating fair value.

The table below sets forth the unexercised options held by each of our non-employee directors outstanding as of December 31, 2015.

Name	Aggregate Number of Unexercised Stock Options Outstanding at December 31, 2015
Donna Brazile	5,102
Daniel Marovitz	121,273
Stephen Pemberton	8,435
Barry Feierstein	8,639
Andrea Sáenz	8,435
Randi Zuckerberg	5,102

(7)	Represents consulting fees paid to Mr. Feierstein for consulting services provided to the Company after Mr. Feierstein stepped down from all Board committees.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Management and Certain Beneficial Owners

The following table sets forth information regarding the beneficial ownership of our common stock as of August 4, 2016 by:

•	each person known by us to beneficially own more than 5% of our common stock;

•	each of our current named executive officers;

•	each of our directors; and

•	all of our directors and current executive officers as a group.

In determining the number and percentage of shares beneficially owned by each person, shares that may be acquired by such person pursuant to options exercisable or restricted stock units that vest within 60 days after August 4, 2016 are deemed outstanding for purposes of determining the total number of outstanding shares for such person and are not deemed outstanding for such purpose for all other stockholders.  To our knowledge, except as otherwise indicated, beneficial ownership includes sole voting and dispositive power with respect to all shares.  Unless otherwise noted below, the address for each person or entity listed in the table is c/o Professional Diversity Network, 801 W. Adams Street, Suite 600, Chicago, Illinois 60607.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class Owned(1)
5% Stockholders
White Winston Select Asset Funds, LLC	2,750,000	(2)	[15.85]%
Daniel Ladurini	2,290,541	(3)	[15.69]%
North Star Investment Management Corporation	1,563,977	(4)	[10.71]%
Matthew B. Proman	2,011,647	(5)	[13.44]%
Executive Officers and Directors
Donna Brazile	5,202		*
Katherine Butkevich	-		-
Lee Hillman	20,000	(6)	*
Star Jones	960,596		[6.58]%
James Kirsch	1,507,288	(7)	[10.07]%
David Mecklenburger	24,500	(8)	*
Stephen Pemberton	8,435	(9)	*
Andrea Sáenz	9,180	(10)	*
David Schramm	60,000	(11)	*
Randi Zuckerberg	5,102	(12)	*
Directors and executive officers as a group (11 persons)	2,973,411	(13)	[19.8]%
__________

*	Less than 1%.

(1)	The percentages reported are based on [ ] outstanding shares of our common stock as of August 4, 2016.

(2)
Based on Schedule 13D filed by White Winston Select Asset Funds, LLC (“White Winston”) on July 11, 2016. All of these shares may be acquired upon the exercise of two warrants that are currently exercisable or will become exercisable within 60 days of August 4, 2016. White Winston has the sole voting power and the sole dispositive power over the 2,750,000 shares of our common stock underlying the warrants. Todd M. Enright, Mark Blundell and Donald Feagan, the managers (the “Managers”) of White Winston, have shared voting power and dispositive power over the 2,750,000 shares of our common stock underlying the warrants. Does not include a warrant to purchase 1,000,000 shares of our common stock exercisable beginning on December 30, 2016. White Winston’s and the Managers’ address is 265 Franklin St., Suite 1702, Boston, MA 02110.

(3)
Includes 2,071,781 shares held by the Ladurini Family Trust, of which Daniel Ladurini is Trustee. Mr. Ladurini holds voting and dispositive power over the shares held by the Ladurini Family Trust. Prior to the consummation of the Company’s initial public offering in March 2013, the Ladurini Family Trust entered into option agreements with certain of the Company’s directors and officers pursuant to which such directors and officers may purchase, during a ten year exercise period, from the Ladurini Family Trust, up to 10% of the Company’s shares of common stock held by the Ladurini Family Trust, at $8.00 per share, the initial public offering price.

(4)
Based on a Schedule 13G/A filed by North Star Investment Management Corporation (“North Star”) on January 19, 2016. North Star has sole power to vote or direct the vote of 1,253,652 shares, sole power to dispose or direct the disposition of 1,253,652 shares and the power to dispose or direct the disposition of 310,325 shares. North Star’s address is 20 N. Wacker Drive, Suite 1416, Chicago, Illinois 60606.

(5)
Based on the Company’s records and Form 4 filed by Mr. Proman on June 20, 2016. Includes (i) an option to purchase 183,000 shares at an exercise price of $3.45 per share, (ii) a warrant to purchase 50,000 shares at an exercise price of $4.00 per share, and (iii) a warrant to purchase 131,250 shares at an exercise price of $10.00 per share. Mr. Proman has sole power to vote or direct the vote of all shares beneficially owned by him and sole power to dispose or direct the disposition of all shares beneficially owned by him. Mr. Proman’s address is 966 Wateredge Place, Hewlett, NY 11557.

(6)	All of these shares are held by a trust, of which Mr. Hillman is the trustee.

(7)
1,000 of these shares are held by Mr. Kirsch’s daughter who shares the same household as Mr. Kirsch in an account over which Mr. Kirsch serves as custodian. 1,000 of these shares are subject to Mr. Kirsch’s investment power and held in an account for Mr. Kirsch’s adult son and 1,000 of these shares are subject to Mr. Kirsch’s investment power and held in an account for Mr. Kirsch’s adult daughter. 369,322 of these shares are currently owned by the Ladurini Family Trust and subject to an option agreement between the Ladurini Family Trust and Mr. Kirsch pursuant to which Mr. Kirsch may purchase, during a ten year exercise period that began in March 2013, from the Ladurini Family Trust a number of shares of the Company’s common stock at $8.00 per share, the initial public offering price of such stock, as to which Mr. Kirsch would have sole voting and sole dispositive power upon acquisition. As of the date of this proxy statement, Mr. Ladurini is also the beneficial owner of these 369,322 shares.

(8)	All of these shares may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of August 4, 2016.

(9)	Includes 8,435 shares that may be acquired upon the exercise of options that are currently exercisable, or will become exercisable within 60 days of August 4, 2016.

(10)	Includes 8,435 shares that may be acquired upon the exercise of options that are currently exercisable, or will become exercisable within 60 days of August 4, 2016.

(11)	All of these shares are held by a trust, of which Mr. Schramm and his wife are co-trustees.

(12)	Includes 5,102 shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of August 4, 2016.

(13)	Includes an aggregate of 416,396 shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of August 4, 2016.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

Although the Company’s governing documents do not require the submission of this matter to our stockholders, the Board considers it desirable that the appointment of Marcum LLP be ratified by our stockholders. In addition, even if the stockholders ratify the selection of Marcum LLP, the Audit Committee may in its discretion appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that a change is in the best interests of the Company.

Representatives of Marcum are expected to attend the 2016 annual meeting of stockholders, where they will be available to respond to questions and, if they desire, to make a statement.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” PROPOSAL 2.

Principal Accountant Fees and Services

The following table summarizes fees for professional services rendered to the Company by Marcum LLP for the fiscal years ended December 31, 2015 and 2014, respectively.

Fees	2015	2014
Audit Fees	$219,729	$150,988
Audit-Related Fees	47,350	35,400
Tax Fees	—	—
All Other Fees	—	140,000
Total	$267,079	$326,388

Audit Fees   For the fiscal years ended December 31, 2015 and 2014, the “Audit Fees” reported above were billed by Marcum LLP for professional services rendered for the audit of annual financial statements, reviews of quarterly financial statements and for services normally provided by the independent auditors in connection with statutory and regulatory filings and engagements.

Audit-Related Fees.  For the fiscal year ended December 31, 2015 and 2014, the “Audit-Related Fees” reported above were billed by Marcum LLP for professional services rendered to assist the Company with certain complex accounting matters and for 2015, comfort letters and consents .

Tax Fees.  The Company did not pay any tax related fees to Marcum LLP in 2015 or 2014.

All Other Fees.  The Company did not pay any “Other Fees” in 2015. For the fiscal year ended December 31, 2014, the other fees reported above under “All Other Fees” were billed by Marcum LLP for due diligence undertaken by such firm in connection with the 2014 acquisitions.

Pre-Approval Policy and Independence

Pursuant to its charter, the Audit Committee is required to pre-approve all audit and permissible non-audit services provided by the Company’s independent auditors. The Audit Committee may delegate its pre-approval authority to a subcommittee consisting of one or more of its members. The Company’s independent auditors and members of management are required to report periodically to the Audit Committee the extent of all services provided in accordance with the pre-approval policy, including the amount of fees attributable to such services.  During 2015, all services performed by Marcum LLP which were subject to pre-approval requirements were approved by the Audit Committee.

AUDIT COMMITTEE REPORT

The Audit Committee oversees the accounting and financial reporting processes of the Company on behalf of the Board. Management has primary responsibility for the Company’s financial statements and the reporting process, including internal control over financial reporting and disclosure controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations.  Marcum LLP, the Company’s independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and issuing a report on those financial statements.  The Audit Committee, among other things, is responsible for monitoring and overseeing these processes and is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent auditors.

The Audit Committee has met and held discussions with management and Marcum LLP regarding the Company’s audited financial statements, the adequacy of the Company’s internal controls, the results of the audit, the overall quality of the Company’s financial reporting and any other matters required to be discussed by the rules adopted by PCAOB.  The Company’s independent auditors also provided to the Audit Committee the written disclosures and the letter required by PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent auditors that firm’s independence.

Based upon the Audit Committee’s discussions with management and the independent auditors and the Audit Committee’s review of the representations of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

See the portion of this proxy statement titled “Corporate Governance— Board and Committee Meetings” for information on the Audit Committee’s meetings in 2015.

SUBMITTED BY THE AUDIT COMMITTEE

Stephen Pemberton
Andrea Sáenz

PROPOSAL 3

AMENDMENT OF OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK

Introduction

As previously announced, we have received a delisting notice from the Nasdaq Stock Market (“Nasdaq”) for failing to comply with the continued listing requirement of maintaining a minimum bid price of at least $1.00 per share.  In order to regain compliance, the closing bid price of our common stock must be at least $1.00 per share for a minimum of 10 consecutive trading days prior to October 10, 2016.  If we fail to satisfy this minimum bid price requirement before the October 10, 2016 deadline, our common stock will be delisted from the Nasdaq Capital Market and thereafter trade over-the-counter on the OTC bulletin board or OTC Markets.

As of August [  ], 2016, the closing bid price of our common stock on the Nasdaq Capital Market was $[  ].  Because we cannot be assured that the bid price of our common stock will increase enough to meet the $1.00 minimum bid price requirement prior to October 10, 2016, we are asking our stockholders to approve this Reverse Stock Split proposal.

Our Board has approved and is submitting for stockholder approval a series of proposed amendments to our Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) that would effect a reverse stock split (the “Reverse Stock Split”) in a ratio of [1-for-2] [1-for-3] [1-for-4] [1-for-5] [1-for-6] [1-for-7] [1-for-8] [1-for-9] [1-for-10] [1-for-11] [1-for-12] [1-for-13] [1-for-14] [1-for-15], with the final ratio to be set by the Board following stockholder approval and prior to the time of filing of an amendment to our Certificate of Incorporation with the Delaware Secretary of State.

If the Board determines to effect the Reverse Stock Split by filing the applicable amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware, the Certificate of Incorporation would be amended accordingly, and all other amendments will be abandoned.  Approval of this Reverse Stock Split proposal will authorize the Board in its discretion to effectuate the Reverse Stock Split in any of the ratios described above, or not to effect the Reverse Stock Split.  The text of the form of amendments to the Certificate of Incorporation, one of which would be filed with the Secretary of State of the State of Delaware to effect the Reverse Stock Split, are set forth in Appendix A to this Proxy Statement.  However, such text is subject to amendment to include such changes as may be required by the office of the Secretary of State of the State of Delaware or as the Board deems necessary and advisable to effect the Reverse Stock Split.

We believe that enabling our Board to set the ratio within the stated range will provide us with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for our stockholders.  In determining whether to implement the Reverse Stock Split and selecting the exchange ratio, our Board will consider factors such as:

•	The status of the common stock listing on the Nasdaq Capital Market;

•	The historical trading price and trading volume of our common stock;

•	The then prevailing trading price and trading volume for our common stock;

•	The anticipated impact of the Reverse Stock Split on the trading price of and market for our common stock; and

•	Prevailing general market and economic conditions.

If approved by our stockholders, the authorization will remain effective until the Company regains compliance with Nasdaq’s listing requirements as further described below or the Company is delisted.

Reasons for the Reverse Stock Split

Our common stock is listed on the Nasdaq Capital Market under the symbol “IPDN.” Nasdaq has several continued listing criteria that companies must satisfy in order to remain listed on the exchange.  One criteria for continued listing is that we maintain a trading price that is greater than or equal to $1.00 per share.  In October 2015, we received a deficiency notice from the Nasdaq stating that for the last 30 consecutive days we had not met the minimum bid price requirement of $1.00 per share, as required by the Nasdaq Listing Rules.  We have been provided two consecutive 180-day grace periods by Nasdaq to regain compliance and can do so if the bid price of our common stock closes at $1.00 per share or more for a minimum of 10 consecutive trading days before October 10, 2016.  If we fail to regain compliance by October 10, 2016, our common stock will be subject to delisting by Nasdaq.

Our Board believes that the continued listing of our common stock on Nasdaq is in the best interests of our stockholders.  If our common stock was delisted from Nasdaq, trading, if any, in our securities may then continue to be conducted in the over-the-counter market on the OTC bulletin board, OTC Markets or in the “pink sheets.”  In this case, we could face significant material adverse consequences, including:

•	the issuance of our securities may require compliance with the individual securities laws or “blue sky” laws of several states, which may be time consuming and costly;

•	limited availability of market quotations for our securities;

•
the determination that our common stock is a “penny stock,” which would require brokers trading in our common stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our common stock;

•	more limited amount of news and analyst coverage for us;

•	decreased ability to issue additional securities or obtain additional financing in the future; and

•	decreased ability of our securityholders to sell their securities in certain states.

The purpose of the Reverse Stock Split is to increase the market price of our common stock.  The Board intends to implement the Reverse Stock Split only if it believes that a decrease in the number of shares outstanding is likely to improve the trading price for our common stock and improve the likelihood that we will be allowed to maintain our listing on Nasdaq.  If the trading price of our common stock increases without a reverse stock split, the Board may exercise its discretion not to implement the Reverse Stock Split.

The Board believes that stockholder approval of the range of potential exchange ratios (rather than a single exchange ratio) provides the Board with the flexibility to achieve the desired results of the Reverse Stock Split.  By voting in favor of the Reverse Stock Split, you are expressly authorizing the Board to select one reverse stock split ratio from among the ratios set forth in this Proposal 3.  If the stockholders approve this proposal, the Board would effect the Reverse Stock Split only upon the Board’s determination that the Reverse Stock Split would be in the best interests of the Company and its stockholders at that time.

To effect the Reverse Stock Split, the Board would set the timing for such a split and select the specific ratio from the range of ratios described in this Proposal 3.  No further action on the part of stockholders will be required to either implement or abandon the reverse stock split.  If the proposal is approved by stockholders, and the Board determines to implement any of the reverse stock split ratios, we would communicate to the public, prior to the effective date of the reverse split, additional details regarding the reverse split, including the specific ratio the Board selects.

You should keep in mind that the implementation of a reverse stock split does not have an effect on the actual or intrinsic value of the Company’s business or your proportional ownership in the Company.  You should also consider that in many cases, the market price of a company’s shares declines after a reverse stock split.

Certain Risks Associated with the Reverse Stock Split

The total market capitalization of our common stock after the Reverse Stock Split may not be equal to or greater than the total market capitalization before the Reverse Stock Split and the per share market price of our common stock following the Reverse Stock Split may not increase in proportion to the reduction in the number of our outstanding shares.

There can be no assurance that the market price per new share of our common stock after the Reverse Stock Split will remain unchanged or increase in proportion to the reduction in the number of old shares of our common stock outstanding before the Reverse Stock Split. For example, based on the closing price of our common stock on August 4, 2016 of $[  ] per share, if the Board were to implement the Reverse Stock Split and utilize a ratio of [  ], we cannot assure you that the post-split market price of our common stock would be $[  ] (that is, $[  ] × 4) per share or greater. In many cases, the market price of a company’s shares declines after a reverse stock split.

Accordingly, the total market capitalization of our common stock (the aggregate value of all Company common stock at the then market price) after the Reverse Stock Split when and if implemented may be lower than the total market capitalization before the Reverse Stock Split. Moreover, in the future, the market price of our common stock following the Reverse Stock Split may not exceed or remain higher than the market price prior to the Reverse Stock Split.

The Reverse Stock Split may not increase the Company’s stock price over the long term, which may prevent the Company from qualifying for continued listing with Nasdaq.

While we expect that the Reverse Stock Split, together with other actions required to meet applicable listing standards, will enable our shares to qualify for listing on Nasdaq and that we will be able to continue to meet on-going quantitative and qualitative listing requirements, we cannot be sure that this will be the case. Negative financial or operational results or adverse market conditions could affect the market price of our common stock and jeopardize our ability to meet or maintain applicable Nasdaq continued listing requirements. Furthermore, in addition to its enumerated listing and maintenance standards, Nasdaq has broad discretionary authority over the initial and continued listing of securities, which it could exercise with respect to our common stock.

If the Reverse Stock Split is effected, the resulting per-share stock price may not attract institutional investors or investment funds and may not satisfy the investing guidelines of such investors and, consequently, the trading liquidity of our common stock may not improve.

While the Board believes that a higher stock price may help generate investor interest, there can be no assurance that the Reverse Stock Split will result in a per-share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of our common stock may not necessarily improve.

A decline in the market price of our common stock after the Reverse Stock Split is implemented may result in a greater percentage decline than would occur in the absence of a reverse stock split, and the liquidity of our common stock could be adversely affected following the Reverse Stock Split.

If the Reverse Stock Split is effected and the market price of our common stock declines, the percentage decline may be greater than would occur in the absence of a reverse stock split. The market price of our common stock will, however, also be affected by our performance and other factors, which are unrelated to the number of shares of common stock outstanding. Furthermore, the liquidity of our common stock could be adversely affected by the reduced number of shares outstanding after the Reverse Stock Split.

Principal Effects of the Reverse Split

If approved and implemented, the principal effects of the Reverse Stock Split would include the following:

•	the number of outstanding shares of the Company’s common stock will be decreased based on the reverse stock split ratio selected by the Board;

•
appropriate adjustments will be made to stock options, restricted stock and other securities convertible into shares of our common stock granted under our plans to maintain the economic value of the awards;

•
the number of shares reserved for issuance under our 2013 Equity Compensation Plan, as amended, will be reduced proportionately based on the ratio selected by the Board (and any other appropriate adjustments or modifications will be made under the plans); and

•
the exercise price of our warrants to purchase our common stock and the number of shares reserved for issuance upon exercise will be adjusted in accordance with their terms based on the ratio selected by the Board.

Depending on the ratio of the Reverse Stock Split determined by the Board, a minimum of two and a maximum of fifteen shares of existing common stock will be combined into one share of common stock.  The table below shows, as of August 4, 2016, the approximate number of outstanding shares of common stock (excluding treasury shares) that would result from the listed hypothetical reverse stock split ratios (without giving effect to the treatment of fractional shares) based on [   ] shares of common stock issued and outstanding as of such date:

Reverse Stock Split Ratio	Approximate Number of Outstanding Shares of Common Stock Following the Reverse Stock Split
1-for-2	[ ]
1-for-3	[ ]
1-for-4	[ ]
1-for-5	[ ]
1-for-6	[ ]
1-for-7	[ ]
1-for-8	[ ]
1-for-9	[ ]
1-for-10	[ ]
1-for-11	[ ]
1-for-12	[ ]
1-for-13	[ ]
1-for-14	[ ]
1-for-15	[ ]

If effected, the Reverse Stock Split also would reduce our treasury shares proportionately based on the Reverse Stock Split ratio.  As of June 30, 2016, we had 8,382 shares of common stock held as treasury shares.

The common stock resulting from the Reverse Stock Split will remain validly issued, fully paid and non-assessable.  Following the Reverse Stock Split, we will continue to be subject to the reporting requirements of the Exchange Act.

If implemented, the Reverse Stock Split would not have any effect on our current dividend policy. We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings to support operations and to finance expansion. As a result, our directors and management do not anticipate paying any cash dividends on shares of our common stock in the foreseeable future.

The Reverse Stock Split would not, by itself, affect our assets or business prospects. Also, if approved and implemented, the Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares. The Board believes, however, that these potential effects are outweighed by the benefits of the Reverse Stock Split.

No Change in Authorized Shares

Our Certificate of Incorporation presently authorizes 25,000,000 shares of common stock.  The Reverse Stock Split would not change the number of authorized shares of common stock.  Therefore, because the number of issued and outstanding shares of common stock would decrease, the number of shares remaining available for issuance by us in the future would increase.  These additional shares would be available for issuance from time to time for corporate purposes such as issuances of common stock in connection with strategic transactions, capital-raising transactions, as well as for issuance upon conversion or exercise of securities such as convertible debt, warrants or options convertible into or exercisable for common stock.

We believe that the availability of the additional shares will provide us with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond effectively in a changing corporate environment.  For example, we may elect to issue shares of common stock to enter strategic transactions with other companies, raise equity capital or adopt additional employee benefit plans or reserve additional shares for issuance under such plans, where the Board determines it advisable to do so, without the necessity of soliciting further stockholder approval, subject to applicable stockholder vote requirements under Delaware Corporation Law and the Nasdaq listing rules.  If we issue additional shares for any of these purposes, the aggregate ownership interest of our current stockholders, and the interest of each such existing stockholder, would be diluted, possibly substantially.

The increase in the number of shares of authorized but unissued and unreserved common stock will have an “anti-takeover effect” by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of our Amended and Restated Certificate of Incorporation or our bylaws.  The increased number of available authorized but unissued shares as a result of the Reverse Stock Split would give the Company’s management more flexibility to resist or impede a third-party takeover bid that provides an above-market premium that is favored by a majority of the independent stockholders.  Any such anti-takeover effect of a reverse stock split would be in addition to existing anti-takeover provisions of our Certificate of Incorporation and our bylaws.

Fractional Shares

No fractional shares will be issued.  We will round up any fractional shares resulting from the Reverse Stock Split to the nearest whole share.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares of common stock following the proposed Reverse Stock Split, our Board does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 under the Exchange Act.

Procedure for Implementing the Reverse Stock Split

The Reverse Stock Split, if approved by our stockholders, would become effective following the filing of a Certificate of Amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware as of the time of filing or such other time set forth in the Certificate of Amendment (the “Effective Time”). The Effective Time of the Reverse Stock Split will be determined by our Board based on its evaluation as to when such action will be the most advantageous to us and our stockholders. Beginning at the Effective Time, each certificate representing shares of common stock will be deemed for all corporate purposes to evidence ownership of the number of whole shares into which the shares previously represented by the certificate were combined pursuant to the Reverse Stock Split.  The form of amendment to our Certificate of Incorporation to implement the Reverse Stock Split is attached to this proxy statement as Appendix A.

After the Effective Time, our common stock will have a new Committee on Uniform Securities Identification Procedures (“CUSIP”) number, which is a number used to identify our equity securities.  Stock certificates with the older CUSIP number will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described below.

Effect on Beneficial Owners of Common Stock

Upon the implementation of the Reverse Stock Split, we intend to treat shares held by stockholders through a bank, broker, custodian or other nominee in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our common stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. Stockholders who hold shares of our common stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

Effect on Registered “Book-Entry” Holders of Common Stock

Certain of our registered holders of common stock may hold some or all of their shares electronically in book-entry form with Continental Stock Transfer & Trust Company, Inc., our transfer agent (the “Transfer Agent”). These stockholders do not have stock certificates evidencing their ownership of the common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

Stockholders who hold shares electronically in book-entry form with the Transfer Agent will not need to take action. The Reverse Stock Split will automatically be reflected in the Transfer Agent’s records and on their next statement.

Exchange of Stock Certificates and Elimination of Fractional Share Interests

We expect that the Transfer Agent will act as exchange agent for purposes of implementing the exchange of stock certificates.  As soon as practicable after filing of an amendment to our Certificate of Incorporation effecting a Reverse Stock Split, the stockholders holding common stock in certificated form will be sent a letter of transmittal by the Transfer Agent.  The letter of transmittal will contain instructions on how a stockholder should surrender his, her or its certificates representing pre-split shares of our common stock to the Transfer Agent in exchange for certificates representing post-split shares.  No new certificates will be issued to a stockholder until that stockholder has surrendered the stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY CERTIFICATES TO THE TRANSFER AGENT WITHOUT THE LETTER OF TRANSMITTAL.  PLEASE DO NOT SEND ANY CERTIFICATES TO THE COMPANY.

No service charges will be payable by holders of shares of common stock in connection with the exchange of certificates.  All such expenses will be borne by the Company.

Accounting Matters

The proposed amendment to our Certificate of Incorporation will not affect the par value of our common stock per share, which will remain $0.01 par value per share. As a result of the Reverse Stock Split, upon the Effective Time, the stated capital on our balance sheet attributable to our common stock, which consists of the par value per share of our common stock multiplied by the aggregate number of shares of our common stock issued and outstanding, will be reduced in proportion to the size of the Reverse Stock Split. Correspondingly, our additional paid-in capital account, which consists of the difference between our stated capital and the aggregate amount paid to us upon issuance of all currently outstanding shares of our common stock, shall be credited with the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, will remain unchanged. However, after the Reverse Stock Split, net income or loss per share, and other per share amounts, will be increased because there will be fewer shares of common stock outstanding. In future financial statements, net income or loss per share and other per share amounts for periods ending before the Reverse Stock Split would be recast to give retroactive effect to the Reverse Stock Split.

Material U.S. Tax Consequences

The following discussion of the material U.S. federal income tax consequences of the Reverse Stock Split is based on the current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated under the Code, Internal Revenue Service (“IRS”) rulings and pronouncements and judicial decisions now in effect.  Those legal authorities are subject to change at any time by legislative, judicial or administrative action, possibly with retroactive effect to the Reverse Stock Split.  No ruling from the IRS with respect to the matters discussed below has been requested, and there is no assurance that the IRS or a court would agree with the conclusions set forth in this discussion.  The following discussion assumes that the pre-split shares of common stock were, and post-split shares will be, held as “capital assets” as defined in the Code.  This discussion may not address certain U.S. federal income tax consequences that may be relevant to particular stockholders in light of their specific circumstances or to certain types of stockholders (like dealers in securities, insurance companies, foreign individuals and entities, financial institutions and tax-exempt entities) that may be subject to special treatment under the U.S. federal income tax laws.  This discussion also does not address any tax consequences under state, local or foreign laws.

PLEASE CONSULT YOUR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAX JURISDICTION.

We will not recognize any gain or loss for U.S. federal income tax purposes as a result of the Reverse Stock Split.

A stockholder will not recognize gain or loss for U.S. federal income tax purposes on the exchange of pre-split shares of our common stock for post-split shares of our common stock in the Reverse Stock Split.  A stockholder’s aggregate tax basis in the post-split shares of our common stock the stockholder receives in the Reverse Stock Split will be the same as the stockholder’s aggregate tax basis in the pre-split shares of our common stock the stockholder surrenders in exchange therefor.  A stockholder’s holding period for the post-split shares of our common stock the stockholder receives in the Reverse Stock Split will include the stockholder’s holding period for the pre-split shares of our common stock the stockholder surrenders in exchange therefor.  Stockholders who have different bases or holding periods for pre-split shares of our common stock should consult their tax advisors regarding their bases or holding periods in their post-split common stock.

No Appraisal Rights

Stockholders will not have dissenters’ or appraisal rights under Delaware corporate law or under the Company’s Certificate of Incorporation in connection with the Reverse Stock Split.

Reservation of Right to Abandon Reverse Stock Split

We reserve the right to abandon the Reverse Stock Split without further action by our stockholders at any time before the effectiveness of the filing with the Secretary of State of the State of Delaware of a Certificate of Amendment to our Certificate of Incorporation, even if the authority to effect the Reverse Stock Split has been approved by our stockholders at the 2016 annual meeting of stockholders. By voting in favor of the Reverse Stock Split, you are expressly also authorizing the Board to determine not to proceed with, and abandon, the Reverse Stock Split if it should decide that such action is in the stockholders’ best interest.

OUR BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THIS PROPOSAL 3.

OTHER MATTERS

Section 16(a) Beneficial Ownership Compliance

Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, file reports of ownership and changes in ownership with the SEC.  Executive officers, directors and greater-than-10 percent stockholders are required by SEC regulations to furnish us with all Section 16(a) forms they file.  Based solely on our review of the copies of the forms received by us and written representations from certain reporting persons, we believe that, during the year ended December 31, 2015, all of our executive officers, directors and greater-than-ten percent stockholders complied with all Section 16(a) filing requirements, except that one Form 4 for each of Donna Brazile, Barry Feierstein, Daniel Marovitz, Stephen Pemberton, Andrea Sáenz and Randi Zuckerberg reporting the grant of stock options was not timely filed due to an administrative error.

Proxy Solicitation Costs

We will pay the entire cost of soliciting proxies to be voted at the 2016 annual meeting of stockholders. In addition to solicitation by mail, proxies may be solicited on our behalf by directors, officers or employees in person, by telephone, by facsimile or by electronic mail. These persons will receive no additional compensation for solicitation of proxies, but may be reimbursed for reasonable out-of-pocket expenses. Banks, brokerage firms and other custodians, nominees or fiduciaries will be requested to forward soliciting material to their principals and to obtain authorization for the execution of proxies. They will be reimbursed for their reasonable out-of-pocket expenses incurred in that regard.

Stockholder Nominations and Proposals for 2017 Annual Meeting of Stockholders

In order to be included in the Company’s proxy materials for the 2017 annual meeting of stockholders, any proposal must be received by April 18, 2017 and otherwise comply with the requirements of Rule 14a-8 of the Exchange Act.

In addition, our bylaws establish advance notice procedures with regard to stockholder nominations for the election of directors or other business to be properly brought before an annual meeting.  For nominations or other business to be properly brought before the meeting by a stockholder, a stockholder must provide written notice delivered to the Secretary not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding the annual meeting. Assuming that next year’s annual meeting of stockholders is held on schedule, we must receive written notice of an intention to introduce a nomination or other item of business at that meeting between May 29, 2017 and June 28, 2017.

However, in the event that the date of the next annual meeting is more than 30 days before or more than 60 days after the one year anniversary date of the prior year’s meeting, a stockholder must provide written notice of any stockholder nominations for the election of directors or other business to the Secretary not earlier than the close of business on the 120th day before the date of the annual meeting and not later than the close of business on the later of (i) the 90th day prior to the annual meeting or (ii) the tenth day following the day on which a public announcement of the annual meeting was first made.

The notice must contain specified information and representations concerning the stockholder (and the beneficial owner, if any, on whose behalf the nomination or proposal is made), the nominee(s) or other business.

All notices of nominations or proposals by stockholders, whether or not to be included in the Company’s proxy materials, should be sent to Professional Diversity Network, Inc., Attention:  Secretary, 801 W. Adams Street, Suite 600, Chicago, Illinois 60607.

We reserve the right to reject, rule out of order or take other appropriate action with respect to any nominations or proposals that do not comply with these and other applicable requirements.

As of the date of this proxy statement, we do not know of any matters to be presented at the 2016 annual meeting of stockholders other than those described in this proxy statement. If any other matters should properly come before the meeting, proxies in the enclosed form will be voted on those matters in accordance with the judgment of the person or persons voting the proxies, unless otherwise specified.

List of Stockholders Entitled to Vote at the 2016 Annual Meeting of Stockholders

A list of stockholders entitled to vote at the 2016 annual meeting of stockholders will be open for examination by any stockholder for any purpose germane to the meeting during ordinary business hours for a period of 10 days prior to the 2016 annual meeting of stockholders and continuing through the 2016 annual meeting of stockholders.

Stockholder Communications

Stockholders may communicate with one or more directors or the Board as a whole by sending written communications addressed to such person or persons to the Secretary, Professional Diversity Network, Inc., Attention:  Secretary, 801 W. Adams Street, Suite 600, Chicago, Illinois 60607.  All communications will be compiled by the Secretary and relayed to the applicable director or directors.

Electronic Delivery

This year we again have elected to take advantage of the SEC’s rule that allows us to furnish proxy materials to you online. We believe electronic delivery will expedite stockholders’ receipt of materials, while lowering costs and reducing the environmental impact of our 2016 annual meeting of stockholders by reducing printing and mailing of full sets of materials. We mailed the Notice containing instructions on how to access our proxy statement and annual report online on or about August 16, 2016. If you would like to receive a paper copy of the proxy materials, the Notice contains instructions on how to receive a paper copy.

Householding

The SEC rules permit registrants to adopt a procedure called “householding.” Under this procedure, stockholders of record who have the same address and last name will receive only one Notice, unless one or more of these stockholders notifies the registrant that they wish to continue receiving individual copies.  This procedure reduces printing costs and postage fees incurred by the registrant.

We have not adopted this householding procedure with respect to our record holders; however, a number of brokerage firms have instituted householding which may impact certain beneficial owners of our common stock.  If your family has multiple accounts by which you hold common stock, you may have previously received a householding notification from your broker.  Please contact your broker directly if you have any questions, require additional copies of the Notice, or wish to revoke your decision to household, and thereby receive multiple Notices.  Those options are available to you at any time.

Available Information

We maintain an internet website at www.prodivnet.com. Copies of the charters of each of the Audit Committee, Compensation Committee and Nominating Committee, together with certain other corporate governance materials, including our Code of Conduct and Ethics, can be found under the Investor Relations—Corporate Governance section of our website at www.prodivnet.com, and such information is also available in print to any stockholder who requests it at the address below.

We will furnish without charge to each person whose proxy is being solicited, upon request of any such person, a copy of the 2015 Form 10-K as filed with the SEC, including the financial statements and schedules thereto, but not the exhibits. In addition, such report is available, free of charge, through the Investor Relations—Corporate Governance section of our internet website at www.prodivnet.com. A request for a copy of such report should be directed to Professional Diversity Network, Inc., Attention:  Secretary 801 W. Adams Street, Suite 600, Chicago, Illinois 60607. A copy of any exhibit to the 2015 Form 10-K will be forwarded following receipt of a written request with respect thereto.

Appendix A

FORM OF CERTIFICATE OF AMENDMENT TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
PROFESSIONAL DIVERSITY NETWORK, INC.

Pursuant to the provisions of Section 242 of the General Corporation Law of the State of Delaware, Professional Diversity Network, Inc., a Delaware Corporation (the “Corporation”), in order to amend its Amended and Restated Certificate of Incorporation, hereby certifies as follows:

FIRST:  The name of the Corporation is PROFESSIONAL DIVERSITY NETWORK, INC.

SECOND:  That the Board of Directors of the Corporation adopted resolutions setting forth a proposed amendment to the Corporation’s Amended and Restated Certificate of Incorporation, declaring said amendment to be advisable and in the best interests of the Corporation and its stockholders, and authorizing the appropriate officers of the Corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment is as follows:

RESOLVED, that Paragraph 4.2 of the Amended and Restated Certificate of Incorporation of the Corporation be amended to read in its entirety as follows:

“4.2  Common Stock.  The total number of shares of Common Stock that the Corporation shall have authority to issue is 25,000,000 shares, $0.01 par value per share. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the total voting power of the outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law or any corresponding provision hereinafter enacted.

Effective as of [  ] [a.m./p.m.], Eastern time, on the date this Certificate of Amendment to the Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware (the “Effective Time”), each [two] [three] [four] [five] [six] [seven] [eight] [nine] [ten] [eleven] [twelve] [thirteen] [fourteen] [fifteen] shares of Common Stock issued and outstanding immediately prior to the Effective Time shall be combined and changed into one (1) validly issued, fully paid and non-assessable share of Common Stock without any further action by the Corporation or any holder thereof, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). No certificates representing fractional shares of Common Stock shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of Common Stock because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio will automatically be entitled to receive an additional fraction of a share of Common Stock to round up to the next whole share. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, plus any additional fraction of a share of Common Stock to round up to the next whole share.”

THIRD: That the foregoing amendment was approved by the stockholders of the Corporation at a meeting duly called and held on September 26, 2016 and entitled to vote on the proposal.

FOURTH: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed this this [  ] day of [  ], 2016.
PROFESSIONAL DIVERSITY NETWORK, INC.

By:
Name:
Title:

A-1

PRELIMINARY PROXY STATEMENT,
SUBJECT TO COMPLETION DATED JULY 27, 2016

PROFESSIONAL DIVERSITY NETWORK, INC. 801 W. ADAMS STREET, SUITE 600 CHICAGO, IL 60607
VOTE BY INTERNET - www.proxyvote.com
Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on September 25, 2016. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on September 25, 2016. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VOTE IN PERSON
You may vote the shares in person by attending the Annual Meeting.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:         ☒
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS  PROXY  CARD  IS  VALID  ONLY  WHEN  SIGNED  AND  DATED.

PROFESSIONAL DIVERSITY NETWORK, INC.		For	Withhold	For All	To withhold authority to vote for any individual
The Board of Directors recommends you vote FOR Proposals 1, 2 and 3.		All	All	Except	nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1. Election of Directors		☐	☐	☐

Nominees:

01 Donna Brazile	02 Katherine Butkevich				03 Lee Hillman	04 Star Jones
05 James Kirsch	06 Stephen Pemberton				07 Andrea Sáenz	08 David Schramm

							For	Against	Abstain

2. To ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.							☐	☐	☐

3.    To authorize the Board of Directors to effect, in its discretion, a reverse stock split of the outstanding and treasury shares of the Company’s common stock in a ratio of [1-for-2] [1-for-3] [1-for-4] [1-for-5] [1-for-6] [1-for-7] [1-for-8] [1-for-9] [1-for-10] [1-for-11] [1-for-12] [1-for-13] [1-for-14] [1-for-15], to be determined by the Board of Directors, and to approve a corresponding amendment to the Company’s Certificate of Incorporation to effect the reverse stock split.
							☐	☐	☐

NOTE: The proxies are authorized to act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

		Yes	No
Please indicate if you plan to attend this meeting		☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

PRELIMINARY PROXY STATEMENT,
SUBJECT TO COMPLETION DATED JULY 27, 2016

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

PROFESSIONAL DIVERSITY NETWORK, INC. Annual Meeting of Stockholders September 26, 2016 11:00 AM This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) James Kirsch and Katherine Butkevich, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of PROFESSIONAL DIVERSITY NETWORK, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 AM, CST on September 26, 2016, at the offices of the company located at 801 W. Adams Street, Suite 600, Chicago, IL 60607, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side